UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 5, 2020

ACTIVISION BLIZZARD, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of)	(Commission File Number)	(IRS Employer
Incorporation Identification No.)

3100 Ocean Park Boulevard,
Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.000001 per share	ATVI	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On May 5, 2020, Activision Blizzard, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the Company’s financial results for the quarter ended March 31, 2020, which was attached as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company on the same date (the “Original Report”). The Company is filing this Form 8-K/A to correct a table attached to the Press Release that is titled EBITDA and Adjusted EBITDA. Specifically, in the final row of the table, “Change in deferred net revenues and related cost of revenues,” the $171 million shown for the three months ended March 31, 2020, was inadvertently reflected as a positive number rather than a negative number. This also resulted in an incorrect amount being shown for the trailing twelve months ended March 31, 2020.

A corrected version of the impacted table, which supersedes the version included in Exhibit 99.1 to the Original Report, is attached hereto as Exhibit 99.1. The Original Report (including the tables included with the Press Release attached to the Original Report) is otherwise unchanged, and this correction does not impact any other financial statements or information included in the Original Report.

We have also corrected this table in the Press Release that is posted on our Company website.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	EBITDA and Adjusted EBITDA table (furnished not filed)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	ACTIVISION BLIZZARD, INC.

	By:	/s/ Dennis Durkin

Dennis Durkin
Chief Financial Officer